UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 16, 2014

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 16, 2014, in connection with the closing of the initial public offering of Enable Midstream Partners, LP, the partnership formed to own and operate the midstream businesses of OGE Energy Corp. and CenterPoint Energy, Inc., the partnership agreement of Enable Midstream Partners, LP (the “Partnership”) and the general partner agreement relating to the Partnership were amended.

The amendments contained in the Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership dated as of April 16, 2014 among Enable GP, LLC (the “General Partner”), and CenterPoint Energy Resources Corp. (“CERC”), a wholly owned subsidiary of CenterPoint Energy, Inc, OGE Enogex Holdings LLC (“OGEH”), a wholly owned subsidiary of OGE Energy Corp. and two affiliates of ArcLight Capital Partners, as limited partners, among other things, converted a portion of common units representing limited partner interests held by CERC and OGEH into subordinated units, established the minimum quarterly distributions, established the threshold levels for incentive distribution rights payments and eliminated certain provisions that have no effect subsequent to the initial public offering.

Following the initial public offering, OGE Energy, through OGEH, holds 26.7 percent of the limited partner interests of the Partnership, CERC holds 54.7 percent and Enogex Holdings holds 11.5 percent. Approximately 61.4% of the common units held by OGE and CERC are subordinated units.

Pursuant to the terms of the Partnership Agreement, 100 percent of Available Cash (as defined in the Partnership Agreement) will be distributed to the limited partners each quarter. The General Partner also owns incentive distribution rights that entitle the General Partner to an increasing percentage, up to a maximum of 50 percent, of quarterly cash distributions after specified distributions have been made to the limited partners. OGE Energy, through OGEH, owns a 60 percent interest in such incentive distribution rights in the Partnership and CERC owns a 40 percent interest in such incentive distribution rights. The Partnership Agreement also includes provisions governing the treatment of capital accounts, tax treatment and withdrawal of partners. The General Partner may be removed by the vote of 75 percent of the limited partner interests.

Pursuant to the terms of the Partnership Agreement, Enable Midstream Partners is managed by the General Partner. Each of OGE and CenterPoint indirectly has 50 percent of the management rights of the General Partner.

The General Partner is governed by the terms of the Second Amended and Restated Limited Liability Company Agreement of the General Partner as amended as of April 16, 2014 (the "GP Agreement"). Effective as of April 16, 2014, the GP Agreement was amended to modify the list of matters that require a unanimous vote of the management members of the General Partner and to make other clerical or clarifying modifications and amendments.

The General Partner is managed by a board of directors made up of an equal number of representatives designated by each of CenterPoint and OGE, as well as additional directors appointed by unanimous vote of CenterPoint and OGE.

For further information regarding the Partnership Agreement and GP Agreement, see the agreements that are attached as Exhibit 10.01 and 10.02 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.01	Second Amended and Restated Limited Liability Company Agreement of Enable GP, LLC as amended as of April 16, 2014
10.02
Second Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP dated April 16, 2014 (Filed as Exhibit 3.1 of Form 8-K Report of Enable Midstream Partners, LP (file no 001-36413) and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

April 22, 2014